Exhibit 99.2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: July 24, 2013
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Ford Motor Company ("Ford") hereby incorporates by reference its news release dated July 24, 2013, which is filed as Exhibit 99 hereto.

Ford will conduct two conference calls on July 24, 2013 to review preliminary second quarter 2013 financial results. Beginning at 9:00 a.m., Ford President and Chief Executive Officer Alan Mulally and Executive Vice President and Chief Financial Officer Bob Shanks will host a presentation for the investment community and news media. Investors may access this presentation by dialing 1-877-415-3184 (or 1-857-244-7327 from outside the United States). The passcode for either telephone number is a verbal response of "Ford Earnings."

At 11:00 a.m., Ford Vice President and Treasurer Neil Schloss, Ford Vice President and Controller Stuart Rowley, and Ford Motor Credit Company Chief Financial Officer Mike Seneski will host a presentation for fixed income analysts and investors. Investors may access this presentation by dialing 1-866-318-8616 (or 1-617-399-5135 from outside the United States). The passcode for either telephone number is a verbal response of "Ford Fixed Income."

A listen-only webcast and supporting presentation materials for these calls is available on the Internet at www.shareholder.ford.com. Investors also may access replays of the presentations beginning after 2:00 p.m. the day of the event through Wednesday, July 31, 2013 by dialing 1-888-286-8010 (or 1-617-801-6888 from outside the United States). The passcode for replays of the earnings call is 64899418; the passcode for replays of the fixed income call is 78872953. All times referenced above are in Eastern Time.

Please note that Exhibit 99 to this Form 8-K discusses various financial measures "excluding special items" and/or with other adjustments. The most directly comparable financial measures calculated and presented in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") are these same measures including special items and/or without adjustments. We believe that showing these measures on a basis that excludes special items and/or includes other adjustments is useful to investors, because it allows investors to evaluate our results excluding or adjusting for items related to our efforts to match production capacity and cost structure to market demand and changing model mix, as well as items that we do not necessarily consider to be indicative of earnings from ongoing operating activities.

In addition, Exhibit 99 discusses our key cash metrics, Automotive operating-related cash flow (which we believe best represents the ability of our Automotive operations to generate cash), Automotive gross cash (including cash and cash equivalents and net marketable securities), and net interest. We believe that Automotive operating-related cash flow is useful to investors because it includes elements that we consider to be related to our operating activities (e.g., capital spending), and excludes cash flow elements that we do not consider to be related to the ability of our operations to generate cash. The most comparable GAAP measure is Cash flows from operating activities of continuing operations on our statement of cash flows. The most comparable GAAP measure for Automotive gross cash is the sum of the individual line items on our balance sheet for each of the elements within that measure (Cash and cash equivalents and Marketable securities). Net interest primarily measures profit variances driven by changes in our Automotive sector's centrally managed net interest (primarily interest expense, interest income, and other adjustments).  The most comparable GAAP measure for net interest is the sum of Interest expense, interest income, and gains/losses on the majority of our investments which are reported in Automotive interest income and other income/(loss), net on our income statement.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS*

Designation	Description	Method of Filing

Exhibit 99	News release dated July 24, 2013	Filed with this Report

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: July 24, 2013	By:	/s/ Louis J. Ghilardi
Louis J. Ghilardi
Assistant Secretary

*
Any reference in the attached exhibit(s) to our corporate website(s) and/or other social media sites or platforms, and the contents thereof, is provided for convenience only; such websites or platforms and the contents thereof are not incorporated by reference into this Report nor deemed filed with the Securities and Exchange Commission.

EXHIBIT INDEX

Designation	Description

Exhibit 99	News release dated July 24, 2013

|	NEWS
		www.facebook.com/ford	www.twitter.com/ford

Record North America and Asia Pacific Africa Results Drive Ford Pre-Tax Profit of $2.6 Billion, Net Income of $1.2 Billion; All Regions Improve+

•
Strong second quarter with total company pre-tax profit of $2.6 billion, or 45 cents per share, an increase of $726 million, or 15 cents per share, compared with a year ago; 16th consecutive quarter of profitability

•	Net income of $1.2 billion, or 30 cents per share, up $193 million, or 4 cents per share, compared with a year ago

•	Top-line growth with wholesale volume and total company revenue up 16 percent and 15 percent, respectively, compared with a year ago; growth supported by market share gains in all regions

•
North America set second quarter and first half records for pre-tax profits; Asia Pacific Africa delivered its best-ever quarterly profit; Ford Credit delivered solid performance; South America returned to profitability; Europe incurred a loss, but improved compared with a year ago and first quarter

•	Total Automotive operating margin for second quarter, at 6.4 percent, improved 1.5 percentage points from 2012

•
$3.3 billion positive operating-related cash flow for the quarter, an increase of $2.5 billion compared with a year ago; 13th consecutive quarter of positive operating-related cash flow; strong liquidity of $37.1 billion, an increase of $2.6 billion from the end of the first quarter

•	First half pre-tax profit of $4.7 billion, an improvement of $579 million compared with a year ago; first half net income of $2.8 billion, an improvement of $408 million compared with a year ago

•
Improved full year company financial guidance: Ford now expects total company pre-tax profit to be equal to or higher than 2012, Automotive operating margin to be about equal to 2012 and Automotive operating-related cash flow to be substantially higher than 2012

Financial Results Summary +	Second Quarter			First Half
	2012	2013	B/(W) 2012	2012	2013	B/(W) 2012
Wholesales (000)	1,447	1,678	231	2,805	3,175	370
Revenue (Bils.)	$33.3	$38.1	$4.8	$65.7	$73.9	$8.2
Operating Results
Pre-tax results (Mils.)	$1,829	$2,555	$726	$4,122	$4,701	$579
After-tax results (Mils.)++	1,203	1,833	630	2,781	3,475	694
Earnings per share++	0.30	0.45	0.15	0.69	0.86	0.17
Special items pre-tax (Mils.)	$(234)	$(736)	$(502)	$(489)	$(759)	$(270)
Net income attributable to Ford
After-tax results (Mils.)	$1,040	$1,233	$193	$2,436	$2,844	$408
Earnings per share	0.26	0.30	0.04	0.61	0.70	0.09
Automotive
Operating-related cash flow (Bils.)	$0.8	$3.3	$2.5	$1.7	$4.0	$2.3

Gross cash (Bils.)	$23.7	$25.7	$2.0	$23.7	$25.7	$2.0
Debt (Bils.)	(14.2)	(15.8)	(1.6)	(14.2)	(15.8)	(1.6)
Net cash (Bils.)	$9.5	$9.9	$0.4	$9.5	$9.9	$0.4
See end notes on page 7.

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DEARBORN, Mich., July 24, 2013 — Ford Motor Company [NYSE: F] reported second quarter 2013 pre-tax profits of $2.6 billion, reflecting improvement by all business units compared with a year ago. North America, the company’s largest region, set records for second quarter and first half pre-tax profits. Asia Pacific Africa, the company’s fastest-growing region, achieved its best-ever quarterly pre-tax profit. Ford Credit once again delivered solid performance, with pre-tax operating profit of $454 million, and South America returned to profitability.

Total company second quarter pre-tax profit of $2.6 billion, or 45 cents per share, was $726 million, or 15 cents per share, higher compared with a year ago. The second quarter profit reflected continued outstanding performance in North America, recovery in South America from the exchange-driven loss in the first quarter, very good progress in Europe in continuing to deliver the company’s transformation plan and the best-ever profit in Asia Pacific Africa. Net income for the second quarter of $1.2 billion, or 30 cents per share, was $193 million, or 4 cents per share, higher than a year ago.

Automotive operating-related cash flow was $3.3 billion, an increase of $2.5 billion compared with last year, marking the 13th consecutive quarter of positive performance. The company ended the second quarter with strong liquidity of $37.1 billion, an increase of $2.6 billion compared with the end of the first quarter of 2013.

“Our strong second quarter with improved results in every region around the world is another proof point that our One Ford plan is continuing to deliver and is building momentum,” said Alan Mulally, Ford president and CEO. “We remain absolutely committed to our plan of serving customers in all markets with a full family of vehicles offering the very best quality, fuel efficiency, safety, smart design and value. As we do, we are providing profitable growth for everyone associated with Ford.”

In the second quarter, the company settled $1.5 billion of pension obligations related to the U.S. salaried retiree voluntary lump sum program, with $2.7 billion settled since the inception of the program in August 2012. As a result of the second quarter settlement, the company recognized a special item charge of $294 million, reflecting the acceleration of unrecognized losses in the plan. The lump sum program is about 60 percent complete and concludes at the end of the year.

As a result of the strategic actions the company has been taking, along with recent increases in discount rates, the funded status of Ford’s global funded pension plans significantly improved as of June 30 compared with the end of last year.

Dividends paid in the second quarter totaled about $400 million.

AUTOMOTIVE SECTOR

	Second Quarter			First Half
	2012	2013	B/(W) 2012	2012	2013	B/(W) 2012
Wholesales (000)	1,447	1,678	231	2,805	3,175	370
Revenue (Bils.)	$31.4	$36.0	$4.6	$61.9	$69.9	$8.0
Pre-tax results (Mils.)	$1,382	$2,104	$722	$3,219	$3,747	$528
Operating Margin (Pct.)	4.9%	6.4%	1.5 pts.	5.6%	5.8%	0.2 pts.

Total Automotive second quarter wholesale volume and revenue increased by 16 percent and 15 percent, respectively.

The higher volume reflects improved market share in all regions and higher industry volume in all regions except Europe, as well as lower dealer stock reductions this year compared with a year ago. The growth in revenue reflects higher volume in all regions and net pricing gains everywhere except Europe, offset partially by unfavorable exchange in all regions.

First half volume and revenue both increased 13 percent compared with last year.

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North America

	Second Quarter			First Half
	2012	2013	B/(W) 2012	2012	2013	B/(W) 2012
Wholesales (000)	719	823	104	1,370	1,584	214
Revenue (Bils.)	$19.7	$22.4	$2.7	$38.3	$44.7	$6.4
Pre-tax results (Mils.)	$2,010	$2,329	$319	$4,143	$4,771	$628
Operating Margin (Pct.)	10.2%	10.4%	0.2 pts.	10.8%	10.7%	(0.1) pts.

Building on its best-ever quarterly profit in the first quarter, North America again delivered strong growth in the second quarter. This is the fifth time in the last six quarters that North America achieved a pre-tax profit of
$2 billion or more and an operating margin of 10 percent or more. Second quarter pre-tax profit was $319 million higher than a year ago.

Second quarter results reflect improving industry sales and a healthy full-size pickup segment, along with Ford’s strong product lineup, U.S. market share growth including strong growth in East and West Coast markets, continued discipline in matching production to real demand and a lean cost structure — even as the company invests more in product and capacity for future growth. Wholesale volume and revenue each grew 14 percent in the quarter.

In the first half of the year, North America set an earnings record with a pre-tax profit of $4.7 billion, an increase of $628 million compared with the same period a year ago. North America’s operating margin was 10.7 percent, about the same as last year. Wholesale volume and revenue increased about 16 percent.

For full year 2013, Ford’s guidance for North America remains unchanged: The company continues to expect higher pre-tax profit compared with 2012 and operating margin of about 10 percent.

South America

	Second Quarter			First Half
	2012	2013	B/(W) 2012	2012	2013	B/(W) 2012
Wholesales (000)	119	147	28	237	260	23
Revenue (Bils.)	$2.3	$3.0	$0.7	$4.7	$5.3	$0.6
Pre-tax results (Mils.)	$5	$151	$146	$59	$(67)	$(126)
Operating Margin (Pct.)	0.2%	5.0%	4.8 pts.	1.2%	(1.3)%	(2.5) pts.

South America’s pre-tax profit in the second quarter was $146 million higher compared with the prior year. Wholesale volume and revenue increased from a year ago by about 24 percent and 28 percent, respectively.

The higher volume reflects favorable changes in dealer stocks, higher industry sales, which increased from a SAAR of 5.3 million to 5.8 million, and higher market share. South America’s growth in revenue was driven mainly by higher volume from new products and net pricing gains, offset partially by unfavorable exchange.

South America’s first half 2013 loss was $67 million, which is more than explained by the impact of the devaluation of the Venezuelan bolivar in the first quarter. Wholesale volume and revenue were both higher than last year.

For full year 2013, the company’s guidance for South America remains unchanged: The company continues to expect results to be about breakeven in an environment that remains challenging across the region.

Europe

	Second Quarter			First Half
	2012	2013	B/(W) 2012	2012	2013	B/(W) 2012
Wholesales (000)	359	391	32	731	732	1
Revenue (Bils.)	$7.1	$7.6	$0.5	$14.3	$14.3	$—
Pre-tax results (Mils.)	$(404)	$(348)	$56	$(553)	$(810)	$(257)
Operating Margin (Pct.)	(5.8)%	(4.6)%	1.2 pts.	(3.9)%	(5.7)%	(1.8) pts.

Europe’s second quarter pre-tax results were $56 million better than a year ago and $114 million better than the first quarter of 2013.

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“Europe is making very good progress in executing our transformation plan, which is focused on product, brand and cost,” said Bob Shanks, Ford’s chief financial officer. “Our strong cadence of new product introductions, matching supply with real demand and focusing more on retail customers will enable us to meet our goal of being profitable in Europe by mid-decade.”

In the second quarter, wholesale volume and revenue both improved about 8 percent. The volume increase reflects non-repeat of dealer stock reductions incurred in 2012 and higher market share; lower industry volume was a partial offset. During the second quarter, the SAAR for the 19 markets the company tracks declined from 14.4 million units a year ago to 13.6 million units. The increase in Europe’s revenue mainly reflects the higher volume.

The pre-tax loss for Europe was $348 million in the second quarter, and operating margin was a negative 4.6 percent — both improved from a year ago despite the lower industry and the restructuring costs associated with the company’s transformation plan. The $56 million improvement from a year ago is more than explained by favorable volume and mix, offset partially by higher structural costs, mainly accelerated depreciation and a non-recurring write-off related to facilities the company plans to close.

Europe’s first half loss was $810 million, and operating margin was negative 5.7 percent, both worse than a year ago, more than explained by the $291 million of restructuring costs.

In the second quarter, the company increased its passenger car retail market share of the five major European markets, consistent with the strategy to focus on retail sales and to reduce reliance on short cycle rental and dealer self-registration sales. In addition, dealer stock days supply of new vehicles at the end of the second quarter have been reduced and stocks of dealer self-registered vehicles were lower by about two-thirds compared with prior year. Going into the third quarter, retail order banks are about 50 percent higher than prior year.

The company continues to make progress on cost, including the plan to close three facilities and relocate production for a more efficient manufacturing footprint. Ford’s Southampton assembly plant and Dagenham stamping and tooling operations will close at the end of this week, and the company has completed the consultation process with unions at the Genk plant, which is scheduled to close at the end of 2014.

Special items in the second quarter include $442 million for worldwide separation-related actions, of which $419 million is related to separation costs for personnel located at the Genk and U.K. facilities scheduled to close as part of the transformation plan. The total of these separation costs is estimated at about $1.2 billion, all of which the company expects to incur by year-end 2014. The company expects about $800 million to be recognized in 2013, including the $419 million in the second quarter.

The full year 2013 pre-tax loss for Europe now is expected to be about the same as last year, or about $1.8 billion, compared with the prior guidance of a loss of about $2 billion. While the outlook for the business environment in Europe remains uncertain, data trends suggest that economic and industry conditions may have begun to stabilize.

Asia Pacific Africa

	Second Quarter			First Half
	2012	2013	B/(W) 2012	2012	2013	B/(W) 2012
Wholesales (000)	250	317	67	467	599	132
Revenue (Bils.)	$2.3	$3.0	$0.7	$4.6	$5.6	$1.0
Pre-tax results (Mils.)	$(66)	$177	$243	$(161)	$183	$344
Operating Margin (Pct.)	(2.9)%	5.8%	8.7 pts.	(3.6)%	3.2%	6.8 pts.

The implementation of the One Ford plan is gaining momentum in Asia Pacific Africa with the region reporting its best-ever quarterly result in the second quarter with pre-tax profits of $177 million, an improvement of $243 million compared with a year ago. Asia Pacific Africa’s operating margin of 5.8 percent is an increase of 8.7 percentage points from a year ago.

In the second quarter, wholesale volume increased 27 percent from a year ago, and revenue, which excludes the company’s China joint ventures, grew 35 percent. The higher volume reflects mainly higher market share as well as stronger industry sales, which increased from a SAAR of 33.4 million to 35.4 million units for the 11 markets the company tracks. Unfavorable changes in dealer stocks were a partial offset.

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“We are beginning to see the benefits of our aggressive investment strategy in Asia Pacific Africa, with an expanding portfolio of global One Ford products tailored for the region with manufacturing hubs in China, India and ASEAN,” said Shanks.

Asia Pacific Africa’s second quarter market share was 3.6 percent, one percentage point higher than a year ago and a quarterly record. The 38 percent improvement was driven by China, where Ford’s market share improved 1.5 percentage points to a quarterly record of 4.3 percent, reflecting mainly strong sales of the new Focus, Kuga and EcoSport.

The region’s first half profit was $183 million with an operating margin of 3.2 percent — both higher than a year ago. Wholesale volume and revenue also increased.

Given Ford’s strong first half performance and momentum in the region, the company now expects Asia Pacific Africa to be profitable for the full year.

Other Automotive

The second quarter loss of $205 million in Other Automotive mainly reflects net interest expense, offset partially by a favorable fair market value adjustment on the company’s investment in Mazda.

For the full year, Ford now expects net interest expense to total about $800 million to $850 million. This is up from prior guidance of $750 million to $800 million, primarily due to the impact of rising interest rates on the market value of the company’s cash investment portfolio.

Production Volumes*
	2013
	Second Quarter		Third Quarter
	Actual		Forecast
	Units	O/(U) 2012	Units	O/(U) 2012
	(000)	(000)	(000)	(000)
North America	820	83	740	67
South America	134	34	130	26
Europe	401	32	325	6
Asia Pacific Africa	313	69	360	96
Total	1,668	218	1,555	195
* Includes Ford brand and JMC brand vehicles to be produced by unconsolidated affiliates

In the second quarter, Ford produced about 1.7 million units, or 218,000 more than in the second quarter of 2012, reflecting higher volumes in all regions.

In the third quarter, Ford expects total company production will be about 1.6 million units, up 195,000 units from a year ago, also reflecting higher volumes in all regions.

FINANCIAL SERVICES SECTOR

	Second Quarter			First Half
	2012	2013	B/(W) 2012	2012	2013	B/(W) 2012
Revenue (Bils.)	$1.9	$2.1	$0.2	$3.8	$4.0	$0.2
Ford Credit pre-tax results (Mils.)	$438	$454	$16	$890	$961	$71
Other Financial Services pre-tax results (Mils.)	9	(3)	(12)	13	(7)	(20)
Financial Services pre-tax results (Mils.)	$447	$451	$4	$903	$954	$51

Ford Motor Credit Company

Ford Credit’s increase in second quarter pre-tax profit compared with a year ago is more than explained by higher receivables and financing margin, offset partially by lower credit loss reserve reductions.

For the full year, Ford Credit continues to expect pre-tax profit to be about equal to 2012 and to pay distributions to its parent of about $200 million. Ford Credit now expects year-end managed receivables of $97 billion to $102 billion, which is within the prior range of $95 billion to $105 billion.

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OUTLOOK

Ford’s planning assumptions and key metrics include the following:

					Memo:
		2012	2013		2013
		Full Year	Full Year		First Half
		Results	Plan	Outlook	Results
	Planning Assumptions
	Industry Volume* -- U.S. (Mils.)	14.8	15.0 - 16.0	15.5 - 16.0	15.6
	Industry Volume* -- Europe (Mils.)**	14.0	13.0 - 14.0	13.0 - 13.5	13.5
	Industry Volume* -- China (Mils.)	19.0	19.5 - 21.5	20.5 - 21.5	21.4

	Operational Metrics
	Compared with Prior Year:
	- U.S. Market Share	15.2%	Higher	On Track	16.2%
	- Europe Market Share**	7.9%	About Equal	On Track	7.9%
	- China Market Share***	3.2%	Higher	On Track	3.9%

	- Quality	Mixed	Improve	Mixed	Mixed

	Financial Metrics
	Compared with Prior Year:
	- Total Company Pre-Tax Operating Profit (Bils.)****	$8.0	About Equal	About Equal / Higher	$4.7
	- Automotive Operating Margin****	5.3%	About Equal / Lower	About Equal	5.8%
	- Automotive Operating-Related Cash Flow (Bils.)	$3.4	Higher	Substantially Higher	$4.0

*	Includes medium and heavy trucks
**	The 19 markets Ford tracks
***	Includes Ford and JMC brand vehicles produced in China by unconsolidated affiliates
****	Excludes special items; Automotive operating margin is defined as Automotive pre-tax results, excluding special items and Other Automotive, divided by Automotive revenue

Consistent with prior guidance, the company expects its full year operating effective tax rate to be similar to 2012, which was 32 percent.

Ford remains focused on delivering the key aspects of the One Ford plan, which are unchanged:

•	Aggressively restructuring to operate profitably at the current demand and changing model mix

•	Accelerating the development of new products that customers want and value

•	Financing the plan and improving the balance sheet

•	Working together effectively as one team, leveraging Ford’s global assets

“Overall, we are investing aggressively for the future and we are confident that our One Ford plan will drive continued profitable growth,” Mulally said. “We expect 2013 to be another strong year for Ford Motor Company.”

The company continues to work toward its mid-decade outlook.

###

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+
The financial results discussed herein are presented on a preliminary basis; final data will be included in Ford’s Quarterly Report on Form 10-Q for the period ended June 30, 2013. The following information applies to the information throughout this release:

•	Pre-tax results exclude special items unless otherwise noted.

•
All references to records by Automotive business units are for the period 2001 through the present, as comparative business unit results for Ford North America, Ford South America, Ford Europe and Ford Asia Pacific Africa are not available prior to such period.

•
See tables at the end of this release for the nature and amount of special items, and reconciliation of items designated as “excluding special items” to U.S. generally accepted accounting principles (“GAAP”). Also see the tables for reconciliation to GAAP of Automotive gross cash, operating-related cash flow and net interest.

•
Discussion of overall Automotive cost changes is measured primarily at present-year exchange and excludes special items and discontinued operations; in addition, costs that vary directly with production volume, such as material, freight and warranty costs, are measured at present-year volume and mix.

•
Wholesale unit sales and production volumes include the sale or production of Ford-brand and JMC-brand vehicles by unconsolidated affiliates. JMC refers to our Chinese joint venture, Jiangling Motors Corporation. See materials supporting the July 24, 2013, conference calls at www.shareholder.ford.com for further discussion of wholesale unit volumes.

++	Excludes special items and “Income/(Loss) attributable to non-controlling interests.” See tables at the end of this release for the nature and amount of these special items and reconciliation to GAAP.

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Risk Factors

Statements included or incorporated by reference herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	Decline in industry sales volume, particularly in the United States or Europe, due to financial crisis, recession, geopolitical events, or other factors;

•	Decline in Ford's market share or failure to achieve growth;

•	Lower-than-anticipated market acceptance of Ford's new or existing products;

•	Market shift away from sales of larger, more profitable vehicles beyond Ford's current planning assumption, particularly in the United States;

•	An increase in or continued volatility of fuel prices, or reduced availability of fuel;

•	Continued or increased price competition resulting from industry excess capacity, currency fluctuations, or other factors;

•	Fluctuations in foreign currency exchange rates, commodity prices, and interest rates;

•	Adverse effects resulting from economic, geopolitical, or other events;

•
Economic distress of suppliers that may require Ford to provide substantial financial support or take other measures to ensure supplies of components or materials and could increase costs, affect liquidity, or cause production constraints or disruptions;

•
Work stoppages at Ford or supplier facilities or other limitations on production (whether as a result of labor disputes, natural or man-made disasters, tight credit markets or other financial distress, production constraints or difficulties, or other factors);

•	Single-source supply of components or materials;

•	Labor or other constraints on Ford's ability to maintain competitive cost structure;

•	Substantial pension and postretirement health care and life insurance liabilities impairing our liquidity or financial condition;

•	Worse-than-assumed economic and demographic experience for postretirement benefit plans (e.g., discount rates or investment returns);

•	Restriction on use of tax attributes from tax law "ownership change;"

•	The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns, or increased warranty costs;

•	Increased safety, emissions, fuel economy, or other regulations resulting in higher costs, cash expenditures, and/or sales restrictions;

•	Unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise;

•
A change in requirements under long-term supply arrangements committing Ford to purchase minimum or fixed quantities of certain parts, or to pay a minimum amount to the seller ("take-or-pay" contracts);

•	Adverse effects on results from a decrease in or cessation or clawback of government incentives related to investments;

•	Inherent limitations of internal controls impacting financial statements and safeguarding of assets;

•	Cybersecurity risks to operational systems, security systems, or infrastructure owned by Ford, Ford Credit, or a third-party vendor or supplier;

•	Failure of financial institutions to fulfill commitments under committed credit and liquidity facilities;

•
Inability of Ford Credit to access debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts, due to credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors;

•	Higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles;

•	Increased competition from banks or other financial institutions seeking to increase their share of financing Ford vehicles; and

•	New or increased credit, consumer, or data protection or other regulations resulting in higher costs and/or additional financing restrictions.

We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2012, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

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CONFERENCE CALL DETAILS

Ford Motor Company [NYSE:F] releases its preliminary second quarter 2013 financial results at 7 a.m. EDT today. The following briefings will be held after the announcement:

•
At 9 a.m. EDT, Alan Mulally, Ford president and CEO, and Bob Shanks, Ford executive vice president and chief financial officer, will host a conference call for the investment community and news media to discuss the 2013 second quarter financial results.

•
At 11 a.m. EDT, Neil Schloss, Ford vice president and treasurer, Stuart Rowley, Ford vice president and controller, and Mike Seneski, chief financial officer, Ford Motor Credit Company, will host a conference call for fixed income analysts and investors.

Listen-only presentations and supporting materials will be available on the Internet at www.shareholder.ford.com. Representatives of the news media and the investment community participating by teleconference will have the opportunity to ask questions following the presentations.

Access Information — Wednesday, July 24, 2013
Earnings Call: 9 a.m. (EDT)
Toll Free: 1.877.415.3184
International: 1.857.244.7327
Earnings Passcode: Ford Earnings
Fixed Income: 11 a.m. (EDT)
Toll Free: 1.866.318.8616
International: 1.617.399.5135
Fixed Income Passcode: Ford Fixed Income
Replays — Available after 2 p.m. the day of the event through Wednesday, July 31, 2013
www.shareholder.ford.com
Toll Free: 1.888.286.8010
International: 1.617.801.6888
Replay Passcodes:
Earnings: 64899418
Fixed Income: 78872953

About Ford Motor Company
Ford Motor Company, a global automotive industry leader based in Dearborn, Mich., manufactures or distributes automobiles across six continents. With about 177,000 employees and 65 plants worldwide, the company’s automotive brands include Ford and Lincoln. The company provides financial services through Ford Motor Credit Company. For more information about Ford and its products worldwide please visit www.corporate.ford.com.

# # #

Contact(s):	Media:	Equity Investment	Fixed Income	Shareholder
		Community:	Investment Community:	Inquiries:
	Jay Cooney	Larry Heck	Molly Tripp	1.800.555.5259
	1.313.319.5477	1.313.594.0613	1.313.621.0881	1.313.845.8540
	jcoone17@ford.com	fordir@ford.com	fixedinc@ford.com	stockinf@ford.com

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TOTAL COMPANY
CALCULATION OF EARNINGS PER SHARE
		Second Quarter 2013		First Half 2013
		Net Income Attributable to Ford	After-Tax Operating Results Excl. Special Items*	Net Income Attributable to Ford	After-Tax Operating Results Excl. Special Items*
	After-Tax Results (Mils.)
	After-tax results*	$1,233	$1,833	$2,844	$3,475
	Effect of dilutive 2016 Convertible Notes**	11	12	24	25
	Effect of dilutive 2036 Convertible Notes**	—	—	1	1
	Diluted after-tax results	$1,244	$1,845	$2,869	$3,501

	Basic and Diluted Shares (Mils.)
	Basic shares (Average shares outstanding)	3,933	3,933	3,928	3,928
	Net dilutive options	50	50	49	49
	Dilutive 2016 Convertible Notes	98	98	97	97
	Dilutive 2036 Convertible Notes	3	3	3	3
	Diluted shares	4,084	4,084	4,077	4,077

	EPS (Diluted)	$0.30	$0.45	$0.70	$0.86

*	Excludes Income/(Loss) attributable to non-controlling interests; special items detailed on page 11
**
As applicable, includes interest expense, amortization of discount, amortization of fees, and other changes in income or loss that result from the application of the if-converted method for convertible securities

TOTAL COMPANY
INCOME FROM CONTINUING OPERATIONS
	Second Quarter		First Half
	2012	2013	2012	2013
	(Mils.)	(Mils.)	(Mils.)	(Mils.)

North America	$2,010	$2,329	$4,143	$4,771
South America	5	151	59	(67)
Europe	(404)	(348)	(553)	(810)
Asia Pacific Africa	(66)	177	(161)	183
Other Automotive	(163)	(205)	(269)	(330)
Total Automotive (excl. special items)	$1,382	$2,104	$3,219	$3,747
Special items -- Automotive	(234)	(736)	(489)	(759)
Total Automotive	$1,148	$1,368	$2,730	$2,988
Financial Services	447	451	903	954
Pre-tax results	$1,595	$1,819	$3,633	$3,942
(Provision for)/Benefit from income taxes	(557)	(585)	(1,197)	(1,096)
Net income	$1,038	$1,234	$2,436	$2,846
Less: Income/(Loss) attributable to non-controlling interests	(2)	1	—	2
Net income attributable to Ford	$1,040	$1,233	$2,436	$2,844

Memo: Excluding special items
Pre-tax results	$1,829	$2,555	$4,122	$4,701
(Provision for)/Benefit from income taxes	(628)	(721)	(1,341)	(1,224)
Less: Income/(Loss) attributable to non-controlling interests	(2)	1	—	2
After tax results	$1,203	$1,833	$2,781	$3,475

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	TOTAL COMPANY
	SPECIAL ITEMS
		Second Quarter		First Half
		2012	2013	2012	2013
		(Mils.)	(Mils.)	(Mils.)	(Mils.)
	Personnel and Dealer-Related Items
	Separation-related actions*	$(39)	$(442)	$(272)	$(450)
	Mercury discontinuation / Other dealer actions	(13)	—	(29)	—
	Total Personnel and Dealer-Related Items	$(52)	$(442)	$(301)	$(450)

	Other Items
	U.S. pension lump-sum program	$—	$(294)	$—	$(294)
	Loss on sale of two component businesses	(173)	—	(173)	—
	Other	(9)	—	(15)	(15)
	Total Other Items	$(182)	$(294)	$(188)	$(309)

	Total Special Items	$(234)	$(736)	$(489)	$(759)

	Tax Special Items	$71	$136	$144	$128

	Memo:
	Special Items impact on earnings per share**	$(0.04)	$(0.15)	$(0.08)	$(0.16)

*	For 2013, primarily related to separation costs for personnel at the Genk and U.K. facilities
**	Includes related tax effect on special items and tax special items

NET INTEREST RECONCILIATION TO GAAP
	Second Quarter		First Half
	2012	2013	2012	2013
	(Mils.)	(Mils.)	(Mils.)	(Mils.)

Interest expense	$(188)	$(207)	$(373)	$(413)
Interest income	65	43	152	87
Subtotal	$(123)	$(164)	$(221)	$(326)

Adjusted for items included / excluded from net interest:
Include: Gains/(Losses) on cash equivalents & marketable securities*	5	(55)	31	(41)
Include: Gains/(Losses) on extinguishment of debt	—	—	—	(18)
Other	(18)	(28)	(36)	(51)
Net Interest	$(136)	$(247)	$(226)	$(436)

* Excludes mark-to-market adjustments of our investment in Mazda

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AUTOMOTIVE SECTOR
GROSS CASH RECONCILIATION TO GAAP
		2012		2013
		Jun. 30	Dec. 31	Mar. 31	Jun. 30
		(Bils.)	(Bils.)	(Bils.)	(Bils.)

	Cash and cash equivalents	$7.2	$6.2	$6.0	$5.5
	Marketable securities	16.6	18.2	18.2	20.2
	Total cash and marketable securities	$23.8	$24.4	$24.2	$25.7

	Securities in transit*	(0.1)	(0.1)	—	—
	Gross cash	$23.7	$24.3	$24.2	$25.7

*	The purchase or sale of marketable securities for which the cash settlement was not made by period end and for which there was a payable or receivable recorded on the balance sheet at period end

AUTOMOTIVE SECTOR
OPERATING-RELATED CASH FLOWS RECONCILIATION TO GAAP
	Second Quarter		First Half
	2012	2013	2012	2013
	(Bils.)	(Bils.)	(Bils.)	(Bils.)

Cash flows from operating activities of continuing operations	$1.8	$3.7	$2.7	$4.4

Items included in operating-related cash flows
Capital expenditures	(1.2)	(1.6)	(2.3)	(3.1)
Proceeds from the exercise of stock options	—	0.2	—	0.2
Net cash flows from non-designated derivatives	(0.2)	—	(0.3)	(0.2)

Items not included in operating-related cash flows
Cash impact of Job Security Benefits and personnel-reduction actions	0.2	—	0.3	0.1
Pension contributions	0.8	1.0	1.9	2.8
Tax refunds and tax payments from affiliates	—	—	(0.1)	(0.3)
Settlement of outstanding obligation with affiliates	(0.3)		(0.3)	—
Other	(0.3)	—	(0.2)	0.1
Operating-related cash flows	$0.8	$3.3	$1.7	$4.0

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